SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A



         [X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported) June 30, 1998



                               LINC CAPITAL, INC.
             (Exact name of registrant as specified in its charter)



                       Commission File Number: 000-23309



                      Delaware                          06-0850149
            (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)         Identification No.)


           303 East Wacker Drive, Suite 1000,
                 Chicago, Illinois                         60601
        (Address of principal executive offices)         (Zip Code)



                                 (312) 946-1000
              (Registrant's telephone number, including area code)

The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on July 14, 1998 as set forth in the pages attached hereto.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired.

          The following Consolidated Financial Statements of Spectra Precision Credit Corp. and Subsidiary are included herein:

          Consolidated Balance Sheet as of December 31, 1997

          Consolidated Statement of Income for the year ended December 31, 1997

          Consolidated Statement of Shareholder's Equity for the year ended December 31, 1997

          Consolidated Statement of Cash Flows for the year ended December 31, 1997

          Notes to the December 31, 1997 Consolidated Financial Statements

          Consolidated Balance Sheet (unaudited) as of June 30, 1998

          Consolidated Statement of Income and Comprehensive Income (unaudited) for the six months ended June 30, 1998

          Consolidated Statement of Cash Flows (unaudited) for the six months ended June 30, 1998

          Note to the June 30, 1998 Consolidated Financial Statements

     (b)  Pro Forma Financial Information.

          The following unaudited Pro Forma Financial Statements are included herein:

          Pro Forma Condensed Consolidated Statements of Operations (Unaudited) for year ended December 31, 1997 and the six months ended June 30, 1998

          Notes to Pro Forma Condensed Consolidated Financial Statements

Item 7.  Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired




                 REPORT OF INDEPENDENT ACCOUNTANTS



          To the Shareholder
          Spectra Precision Credit Corp.
          Dayton, Ohio

          We have audited the accompanying consolidated balance sheet of Spectra Precision Credit Corp. (f. k. a. Spectra-Physics Credit Corp.) and Subsidiary (the Company) as of December 31, 1997, and the related consolidated statement of income, changes in shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Spectra Precision Credit Corp. and Subsidiary as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                           Coopers & Lybrand L.L.P.


          Dayton, Ohio
          March 13, 1998, except for certain
          information in Note 1c, as to which
          the date is June 24, 1998

  SPECTRA PRECISION CREDIT CORP.
  BALANCE SHEET
  as of December 31, 1997

                                                ASSETS

  Cash and cash equivalents                                                              $  1,199,370
  Other receivables less $12,333 allowance for doubtful accounts                              264,886
  Prepaid and other assets (Note 6)                                                           171,685
  Deferred tax asset (Note 8)                                                                 173,567
  Escrow compensating balance (Note 5)                                                      2,894,448
  Net investment in finance receivables less $411,000 allowance for
         doubtful accounts (Notes 2, 3, and 5)                                             31,390,753
  Equipment off lease, less accumulated depreciation of $21,659                                43,054
  Capital assets, less accumulated depreciation of $22,354                                     47,979
                                                                                         ------------
  Total assets                                                                           $ 36,185,742
                                                                                         ============

                           LIABILITIES AND SHAREHOLDER'S EQUITY

  Payable to Spectra Precision, Inc. (Note 9)                                             $    37,956
  Payable to others                                                                           125,030
  Deferred revenue                                                                             23,761
  Accrued sales, property and other taxes                                                     115,230
  Other current liabilities                                                                    44,617
  Nonrecourse debt payable (Note 7)                                                        29,169,625
  Refundable security deposits                                                              2,526,741
                                                                                         ------------
             Total liabilities                                                             32,042,960
                                                                                         ------------
  Shareholder's equity:
  Common stock, $.01 par value; 1,000 shares authorized, 100 shares
        issued and outstanding                                                                      1
  Paid-in capital                                                                           2,449,077
  Retained earnings                                                                         1,808,766
  Foreign currency translation adjustment                                                   (115,062)
                                                                                         ------------
             Total shareholder's equity                                                     4,142,782
                                                                                         ------------
             Total liabilities and shareholder's equity                                  $ 36,185,742
                                                                                         ============

                                             The accompanying notes are an integral part of the
                                                         financial statements.

          SPECTRA PRECISION CREDIT CORP.
          STATEMENT OF INCOME AND RETAINED EARNINGS for the year ended December 31, 1997





          Lease earnings                                       $ 3,272,815
          Residual lease earnings                                  182,338
          Other revenues                                         1,047,443
                                                                 ---------
               Total revenues                                    4,502,596
                                                                 ---------
          Cost of funds                                          1,617,036
          Depreciation                                              44,014
          Payroll expense                                          710,755
          Bad debt expense                                         326,254
          General, operating, and administrative                   455,083
                                                                 ---------
               Total operating expense                           3,153,142
                                                                 ---------
          Income before income taxes                             1,349,454
          Provision for income taxes (Note 8)                      553,957
                                                                 ---------
               Net income                                      $   795,497
                                                               ===========


    The accompanying notes are an integral part of the financial statements.

  SPECTRA PRECISION CREDIT CORP.
  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY for the year ended December 31, 1997

                                                     Common Stock                                   Foreign Currency      Total
                                               Number                     Paid-in       Retained       Translation     Shareholder's
                                               of Shares     Amount       Capital       Earnings        Adjustment       Equity
  Balance December 31, 1996                         100      $    1    $ 2,449,077    $ 1,013,269   $   (13,562)     $ 3,448,785
      Net income                                                                          795,497                        795,497
      Foreign currency translation adjustment                                                          (101,500)        (101,500)
                                                    ---      ------    -----------    -----------   ------------     ------------
  Balance December 31, 1997                         100      $    1    $ 2,449,077    $ 1,808,766   $  (115,062)     $  4,142,782
                                                    ===      ======    ===========    ===========   ===========      ============


                   The accompanying notes are an integral part of the financial statements.

  SPECTRA PRECISION CREDIT CORP.
  STATEMENT OF CASH FLOWS
  for the year ended December 31, 1997

Reconciliation of net income to operating activities:
  Net income                                              $ 795,497
                                                          ---------
  Adjustments to net income
    Items not affecting cash:
       Depreciation/amortization                             44,014
    Changes in assets and liabilities:
       Decrease in other receivables                        299,481
       Decrease in prepaid expenses and other assets            581
       Decrease in deferred tax asset                        63,323
       Increase in security deposits                        386,794
       (Decrease) in taxes payable                         (134,184)
       (Decrease) in accounts payable                       (49,395)
       (Decrease) in deferred revenue                        (8,162)
       (Decrease) in accrued liabilities                    (22,879)
                                                            --------
       Total adjustments                                    579,573
                                                            -------

            Net cash provided by operating activities     1,375,070
                                                          ---------

Cash flows from investing activities:
  Finance receivables originates                        (25,299,335)
  Collection on finance receivables                      15,605,693
  Capital expenditures                                     (111,066)
                                                         -----------

            Net cash used in investing activities        (9,804,708)
                                                         ----------

Cash flows from financing activities:
  Debt issuance                                           9,093,722
                                                          ---------

            Net cash provided by financing activities     9,093,722
                                                          ---------

Foreign currency translation adjustment - cash              (17,709)
                                                          ----------

Increase (decrease) in cash and cash equivalents            646,375

Cash and cash equivalents at beginning of year            3,447,443
                                                          ---------

Cash and cash equivalents at end of year                $ 4,093,818
                                                        ===========


    The accompanying notes are an integral part of the financial statements.

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS
  for the year ended December 31, 1997


1.      Summary of Significant Accounting Policies:

        The following is a summary of the significant accounting policies followed in the preparation of the financial statements:

        a. Operations:

           Spectra Precision Credit Corp., formerly known as Spectra-Physics Credit Corp., (the "Company") is a wholly owned finance subsidiary of Spectra-Physics USA, Inc. Prior to becoming a separate subsidiary on January 1, 1996, the Company had been a division of Spectra Precision, Inc. (formerly known as Spectra-Physics Laserplane, Inc.) since 1988. The Company provides financing of agricultural, construction, professional surveying and other industrial machinery and equipment. The equipment is manufactured by Spectra Precision, Inc., Spectra Precision Surveying, Inc. (formerly known as Geotronics of North America, Inc.), Spectra Precision of Canada, Ltd. (formerly known as Geodimeter of Canada Ltd.) and other non-related party companies and sold through various dealer locations throughout the United States and Canada. The Company also provides customer and dealer financing for various business purposes.

           The organization of this entity was the result of a transfer of assets and liabilities from Spectra Precision, Inc. to Spectra-Physics USA, Inc., via a dividend. Spectra-Physics USA, Inc. then transferred the assets and liabilities to Spectra Precision Credit Corp. in exchange for 100 percent of the common stock of the Company.

        b. Consolidation:

           The 1997 financial statements are consolidated statements which include the Company's wholly owned subsidiary Spectra Precision Funding Corporation (SPFC). Established December 30, 1997, SPFC's sole business purpose is to purchase lease receivables from Spectra Precision Credit Corp. and sell them to major financial institutions through the agreement disclosed in Note 5. The organization of this entity was the result of a transfer of the assets and liabilities related to the existing lease receivables of the Company to Spectra Precision Funding Corp. in exchange for 100 percent of the common stock of SPFC. All intercompany transactions have been eliminated in these financial statements.

        c. New Accounting Standard:

           The Company adopted Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS 125) on January 1, 1997. SFAS 125 applies a control oriented approach to financial asset transfer transactions whereby the Company (1) derecognizes financial assets when control has been surrendered, (2) recognizes any related servicing assets or liabilities, and (3) derecognizes liabilities once they are extinguished. Under SFAS 125, the Company surrenders control over

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS, Continued for the year ended December 31, 1997 its financial assets and recognizes a sale only if (1) the transferred assets are isolated from the Company, even in bankruptcy,
           (2) the transferee obtains the rights in the transferred assets, or is a qualifying special purpose entity and (3) the Company does not maintain effective control of the assets through an agreement which obligates it to repurchase the transferred assets prior to maturity. If any of the previous conditions are not met, the Company must account for the transfer as a secured borrowing. The Company does not meet all of the above conditions and accordingly accounts for all lease receivable assignments (as described in Note 5), as secured borrowings in these financial statements.

           In years prior to 1997, the Company had recorded the above noted financial asset transfers as sales. However, as a result of the issuance of SFAS 125 and the amendment of the lease receivable sale/purchasing agreement (see Note 5), the Company is recording the transfers of lease receivables as secured borrowings (as noted above). These financial statements present all lease receivables transferred to the financial institutions as assets of the Company. These lease receivables include transfers originated in 1997 and remaining lease receivables that were treated as sales in years prior to 1997 under previous agreements. Accounting for revenue deferred in prior years under sales of lease receivables remains unchanged in these financial statements.

        d. Recognition of Income:

           Lease earnings and residual income on finance leases are recognized over the term of the contract at a constant rate of return on the outstanding net investment. Fee income (other revenues), such as lease documentation fees, surcharge fees, delinquency fees and laser protection fees, is recognized only when received.

        e. Cash and Cash Equivalents:

           Cash and cash equivalents include cash on deposit with a bank and highly liquid short-term investments with maturities of three months or less from the date of purchase.

        f. Allowance for Doubtful Accounts:

           The Company maintains an allowance for uncollectible lease and other receivables based on estimated collectibility and collection experience. Uncollectible lease receivable balances are written off against the allowance when the receivable ages 120 days or the underlying collateral is repossessed.

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS, Continued for the year ended December 31, 1997


        g. Equipment Off Lease:

           The Company records its equipment off lease at the lower of cost or estimated fair market value at the time of recovery. Depreciation is provided over a six-month period using the straight line method.

        h. Capital Assets:

           Capital assets are recorded at cost and depreciation is provided over the useful lives of the assets using the straight line method.

        i. Income Taxes:

           The Company has a tax allocation agreement with Spectra-Physics Holdings USA, Inc. in which the Company pays its allocated share of any consolidated U.S. income tax liability or receives credit applicable to any period for which the Company is included as a member of the consolidated group.

        j. Foreign Currency Translation:

           Foreign currency transactions that are of a long-term investment nature are converted into the Company's functional currency at the current and average exchange rates. The effects of the transitional adjustments associated with these transactions are reported as a separate component of shareholder's equity entitled "Foreign currency translation adjustment."

        k. Use of Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS, Continued for the year ended December 31, 1997


2.      Receivables and Allowance for Doubtful Accounts:

        The maturities of outstanding lease receivables at December 31, 1997 were:

                            1998                       $ 16,313,255
                            1999                          9,438,575
                            2000                          5,892,733
                            2001                          3,064,130
                            2002                          1,287,944
                            Thereafter                        1,797
                                                       ------------
                                                         35,998,434
                            Residual Value                2,031,525
                                                       ------------
                            Total                      $ 38,029,959
                                                       ============

        Finance lease receivables are transferred without recourse, except for the Company's escrow requirement of 10 percent of the purchaser's net investment, to major financial institutions on a monthly basis. Receivables may be refinanced or repaid by customers without penalty prior to maturity. Therefore, the previous presentation should not be regarded as a forecast of future cash inflows.

        Activity related to the allowance for doubtful accounts for the year ended December 31, 1997 is shown below:

          Balance at the beginning of the year                       $  414,778
          Provision for doubtful accounts                               334,809
          Receivables written off, net of recoveries                   (326,254)
                                                                       ---------
          Balance at the end of the                                  $  423,333
                                                                     ==========


3.      Investment in Direct Financing Leases:

        The components of the Company's net investment in direct financing leases at December 31, 1997 were as follows:

          Lease payments receivable                                $ 35,998,434
          Unguaranteed residuals                                      2,031,525
          Unapplied cash - lease receivables                           (108,626)
                                                                     -----------
          Gross investment in direct financing leases                37,921,333

          Deferred lease income                                      (5,593,043)
          Deferred residual income                                     (526,537)
                                                                     -----------
          Net investment in direct financing leases                $ 31,801,753
                                                                   =============

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS, Continued for the year ended December 31, 1997

4.      Concentration of Credit Risk:

        The Company's receivables are the direct result of its leasing transactions with customers in construction, agricultural, professional surveying and industrial-related industries. The Company generally maintains a collateralized interest in the equipment financed and the majority of its business activity is with customers located within the United States.

5.      Assignment of Receivables:

        The Company has entered into a lease receivable sale/purchasing and service agreement with its wholly owned subsidiary, Spectra Precision Funding Corporation (SPFC). The lease receivables are transferred on a monthly basis net of security deposits received by the Company and any unearned income related to the receivables, in exchange for cash. SPFC has entered into a lease receivable sale/purchasing agreement with major financial institutions (lenders), expiring July 30, 1998. The Company has been appointed servicer of the lease receivables. Both agreements are without recourse except for the Company's escrow requirement of 10% of the funded amount. The lender's net investment was limited to $50,000,000 at any time ($2,000,000 for equipment located in the U.K.) during 1997 and was $29,169,625 at December 31, 1997.

6.      Financial Instruments:

        In order to effectively manage the exposure related to that portion of the Company's portfolio where rate, term and transaction size create possible interest rate risk, the Company purchased an interest rate cap effective December 23, 1996. This financial instrument, also known as an interest rate derivative, was not purchased for trading purposes but to enable the Company to effectively manage its exposure to changes in interest rates. As with any financial instrument, derivatives have inherent risk. Market risk is the risk of gains or losses that may result from changes in interest rates. These gains and losses may be offset by other on- or off- balance sheet transactions. The Company marked to market its interest rate cap agreements as of December 31, 1997, recording any gains or losses as adjustments to other revenues or other expenses.

        The cap allows the Company to convert variable rate funding into synthetic fixed rate financing. The agreement is entered into with a major financial institution and its terms are as follows:

              Financial            Notational       Strike          Life
              Instrument             Amount          Rate         (Years)
           30 day LIBOR cap     $  6,500,000         6.5%            4

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS, Continued for the year ended December 31, 1997


7.      NONRECOURSE DEBT PAYABLE:

        Nonrecourse debt, which relates to direct finance leases permanently funded through the agreement disclosed in Note 5, bears interest at LIBOR plus ninety-five basis points. Maturities of such obligations at December 31, 1997 are as follows:

                                                          Direct
                                                       finance lease
                                                       -------------
           Year ending December 31:

             1998                                      $ 12,321,183
             1999                                         7,512,897
             2000                                         5,192,664
             2001                                         2,753,758
             2002                                         1,389,123
             ----                                        ----------
                                                       $ 29,169,625
                                                       ============


8.      Income Taxes:

        The components of the provision for income taxes were as follows for the years ended December 31, 1997:

             Federal tax provision:
                Current                                $ 393,710
                Deferred                                  54,057
                                                         -------
                Total federal provision                  447,767
                                                         -------
             State and local tax provision:
                Current                                   96,924
                Deferred                                   9,266
                                                         -------
                Total state and local provision          106,190
                                                         -------
             Total provision for income taxes          $ 553,957
                                                       =========

        Current tax provision is the amount of income taxes reported or expected to be reported on the Company's tax return. Income taxes paid in 1997 totaled $574,216.

        Variances between accounting rules and tax laws result in differences between the tax bases of certain assets and liabilities and their reported amounts in the financial statements. The temporary tax effects of these differences are recorded as deferred tax assets and liabilities and consisted of the following at December 31, 1997:

  SPECTRA PRECISION CREDIT CORP.
  NOTES TO FINANCIAL STATEMENTS, Continued for the year ended December 31, 1997


            Current deferred tax assets:
               Allowance for doubtful accounts              $ 168,510
               Property tax reserve                             5,057
                                                              -------
                                                            $ 173,567
                                                            =========

        No valuation allowance for the Company's deferred tax assets was required at December 31, 1997 because in the opinion of management, these deferred tax assets will be realized through future profitability.

9.      Related Party Transactions:

        a.  Recourse:

            Certain finance contracts do not qualify under the Company's normal credit underwriting policies. In order to induce the Company to extend facilities, Spectra Precision Surveying, Inc., Spectra Precision of Canada, Ltd. and Spectra Precision, Inc. provide recourse. Although there are master recourse agreements in place, each individual credit is reviewed and specific agreements are periodically written to determine the exact amount and term of recourse. At December 31, 1997, approximately thirty-two percent of the outstanding finance receivables were covered by such recourse.

        b.  Funding of Receivables:

            The Company has entered into a lease receivable sale/purchase agreement with Spectra Precision Credit Ltd., (formerly Spectra-Physics Leasing Ltd., ("SPCL"). Through this agreement, the Company purchases the lease receivables of SPCL on a monthly basis and sells them to major financial institutions through the agreement disclosed in Note 5. The cost of funds charged to SPCL is equal to that paid by the Company plus any administrative costs incurred and the forfeited interest resulting from the additional escrow funding requirements.

        c.  Other Transactions:

            The employees of the Company participate in various plans of Spectra Precision, Inc. Such plans include medical, flexible spending and 401(k) plans. Certain business expenses, including employee fringe benefits, are allocated to the Company by Spectra Precision, Inc. These expenses totaled $928,988 for 1997. Commencing January 1, 1997, a facilities allocation fee of $3,000 per month was paid by the Company to Spectra Precision, Inc.

SPECTRA PRECISION CREDIT CORP.
BALANCE SHEET (unaudited)
as of June 30, 1998

                                                ASSETS

  Cash and cash equivalents                                           $    782,667
  Other receivables less $12,333 allowance for doubtful accounts           609,912
  Prepaid and other assets                                                 134,830
  Escrow compensating balance                                            3,238,324
  Net investment in finance receivables less $603,000 allowance for
         doubtful accounts                                              34,715,302
  Capital assets, less accumulated depreciation                             75,422
                                                                        ----------
    Total assets                                                      $ 39,556,457
                                                                      ============

                           LIABILITIES AND SHAREHOLDER'S EQUITY

  Payable to others                                                        211,020
  Deferred revenue                                                          35,069
  Accrued sales, property and other taxes                                   73,622
  Other current liabilities                                                113,467
  Nonrecourse debt payable                                              32,383,246
  Refundable security deposits                                           2,836,642
                                                                        ----------
             Total liabilities                                          35,653,066
                                                                        ----------
  Shareholder's equity:
  Common stock, $.01 par value; 1,000 shares authorized, 100 shares
        issued and outstanding                                                   1
  Paid-in capital                                                        2,449,077
  Retained earnings                                                      1,586,073
  Accumulated other comprehensive income                                  (131,760)
                                                                         ----------
             Total shareholder's equity                                  3,903,391
                                                                         ---------
             Total liabilities and shareholder's equity               $ 39,556,457
                                                                      ============

          SPECTRA PRECISION CREDIT CORP
          STATEMENT OF INCOME AND COMPREHENSIVE INCOME (unaudited) for the six months ended June 30, 1998





          Lease earnings                                           $  1,948,934
          Residual lease earnings                                       111,535
          Other revenues                                                434,758
                                                                      ---------
               Total revenues                                         2,495,227
                                                                      ---------
          Cost of funds                                               1,122,145
          Depreciation                                                   43,536
          Payroll expense                                               355,578
          Bad debt expense                                              423,692
          General, operating, and administrative                        449,055
                                                                      ---------
               Total operating expense                                2,394,006
                                                                      ---------
          Income before income taxes                                    101,221
          Provision for income taxes                                     63,032
                                                                        -------
               Net income                                                38,189
                                                                        -------
          Other comprehensive income, net of tax:
               Foreign currency translation adjustments                 (16,698)
                                                                        --------
          Comprehensive income                                     $     21,491
                                                                   =============

SPECTRA PRECISION CREDIT CORP.
STATEMENT OF CASH FLOWS (unaudited)
for the six months ended June 30, 1998

     Reconciliation of net income to operating activities:
       Net income                                                   $    38,189
                                                                    -----------
       Adjustments to net income Items not affecting cash:
            Depreciation/amortization                                    43,536
       Changes in assets and  liabilities:
            Decrease in other receivables                               344,999
            (Increase) in prepaid expenses and other assets             (36,855)
            Decrease in deferred tax asset                              173,567
            Increase in security deposits                               309,901
            (Decrease) in taxes payable                                 (41,608)
            Increase in accounts payable                                 85,990
            Increase in deferred revenue                                 11,308
            Increase in accrued liabilities                              68,850
                                                                        -------
            Total adjustments                                           959,688
                                                                        -------

               Net cash  provided by operating  activities              997,877
                                                                        -------
     Cash flows from investing activities:
       Finance receivables originates                               (12,072,031)
       Collection on finance receivables                             11,187,368
       Capital expenditures                                             (70,979)
                                                                     -----------
               Net cash used in investing activities                   (955,642)
                                                                     -----------

     Foreign currency translation adjustment - cash                    (115,062)
                                                                     -----------

     Decrease in cash and cash equivalents                               72,827

     Cash and cash equivalents at beginning of period                 4,093,818
                                                                      ----------

     Cash and cash equivalents at end of period                     $ 4,020,991
                                                                    ============

SPECTRA PRECISION CREDIT CORP.
NOTE TO FINANCIAL STATEMENTS
for the six months ended June 30, 1998


1.   Basis of Presentation

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles. The interim statements do not include all of the information and disclosures required for annual financial statements. In the opinion of the Company's management, all adjustments (consisting solely of adjustments of a normal recurring nature) necessary for a fair presentation of these interim results have been included. Intercompany accounts and transactions have been eliminated. For further information, refer to the consolidated audited financial statements and notes thereto for the year ended December 31, 1997 included in Item 7(a) of this Form 8-K/A.

(b)    Pro Forma Financial Information

       LINC Capital, Inc. and Subsidiaries
       Pro Forma Condensed Consolidated Financial Statements (Unaudited)

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998 present the unaudited pro forma results of operations of LINC Capital, Inc. and Subsidiaries (the "Company") assuming the acquisition of Spectra Precision Credit Corp., including its wholly-owned special purpose subsidiary, Spectra Precision Funding Corporation, (collectively "Spectra") and Spectra Precision Credit, Ltd. had been consummated as of January 1, 1997.

     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and notes thereto previously filed on Form 10-K for the year ended December 31, 1997 and on Form 10-Q for the quarter ended June 30, 1998 and Spectra's financial statements and notes thereto included in Item 7 (a) of this Form 8-K/A. The unaudited pro forma information is not necessarily indicative of either the results of operations that would have occurred had the acquistion taken place as of January 1, 1997 or the future results of the combined operations.

       LINC Capital, Inc. and Subsidiaries
       Pro Form Condensed Consolidated Statement of Operations (Unaudited) Year Ended December 31, 1997
      (Dollars in thousands, except per share data)

                                                LINC Capital,  Spectra Precision   Spectra Precision
                                                    Inc.          Credit Corp.       Leasing, Ltd.
                                                 Historical        Historical          Historical       Pro Forma    Pro Forma
                                                 Statements        Statements          Statements      Adjustments     Total

Net revenues:
    Sales of equipment                            $ 23,131            --                   --               --         23,131
    Cost of equipment sold                          18,549            --                   --               --         18,549
                                                    ------           ----                 ----             ----        ------
    Gross profit from sales of equipment             4,582            --                   --               --          4,582
    Rental and operating lease revenue               7,492            --                   --               --          7,492
    Direct finance lease income                      5,981           3,456                 161              --          9,598
    Gain on sale of lease financing receivables        880            --                   --               --            880
    Gain on equity participation rights                430            --                   --               --            430
    Other income                                     3,763           1,047                   5              --          4,815
                                                     -----           -----                 ---             ----        ------
         Total net revenues                         23,128           4,503                 166              --         27,797

Expenses:
    Selling, general and administrative              9,040           1,210                 170              208 (a)    10,628
    Interest                                         4,511           1,617                  48              620 (b)     6,796
    Depreciation of equipment under rental
       agreements and operating leases               4,226            --                   --               --          4,226
    Provision for credit losses                      1,253             326                 --               --          1,579
                                                    ------           -----                 ---              ---        ------
         Total expenses                             19,030           3,153                 218              828        23,229

Income (loss) from continuing operations
    before income taxes and minority interest        4,098           1,350                 (52)            (828)        4,568
Income tax expense (benefit)                         1,627             554                 (11)            (323)(c)     1,811
                                                                                                            (27)(d)
                                                                                                             (9)(e)
                                                     -----           -----                 ----            -----        -----

Income (loss) from continuing operations
    before minority interest                         2,471             796                 (41)            (469)        2,757
Minority interest                                      (13)           --                   --               --            (13)
                                                     -----            ----                 ----            -----        ------
Net income (loss) from continuing operations      $  2,458             796                 (41)            (469)        2,744
                                                  ========            ====                 ====            =====        ======

Net income from continuing operations
    per common share
         Basic                                    $   0.73                                                               0.81
         Diluted                                  $   0.72                                                               0.81
Weighted average shares
         Basic                                   3,371,527                                                          3,371,527
         Diluted                                 3,397,338                                                          3,397,338


See accompanying notes to unaudited pro form condensed consolidated financial statements.

   LINC Capital, Inc. and Subsidiaries
   Pro Form Condensed Consolidated Statement of Operations (Unaudited) Six Months Ended June 30, 1998
  (Dollars in thousands, except per share data)

                                               LINC Capital,   Spectra Precision  Spectra Precision
                                                  Inc.            Credit Corp.      Leasing, Ltd.
                                               Historical          Historical        Historical        Pro Forma      Pro Forma
                                               Statements          Statements        Statements       Adjustments       Total

Net revenues:
   Sales of equipment                            $   14,800              --                --              --          14,800
   Cost of equipment sold                            12,097              --                --              --          12,097
                                                     ------             ----              ----            ----         ------
   Gross profit from sales of equipment               2,703              --                --              --           2,703
   Rental and operating lease revenue                 4,714              --                --              --           4,714
   Direct finance lease income                        5,268             2,060               78             --           7,406
   Gain on sale of lease financing receivables        3,588              --                --              --           3,588
   Gain on equity participation rights                2,678              --                --              --           2,678
   Other income                                       2,706               435                3             --           3,144
                                                     ------             -----              ---            ----         ------
        Total net revenues                           21,657             2,495               81             --          24,233

Expenses:
   Selling, general and administrative                7,855               848              107             104 (a)      8,914
   Interest                                           4,036             1,122               51             300 (b)      5,509
   Depreciation of equipment under rental
      agreements and operating leases                 2,902              --                --              --           2,902
   Provision for credit losses                        2,327               424              --              --           2,751
                                                     ------             -----              ---             ---         ------
        Total expenses                               17,120             2,394              158             404         20,076

Income (loss) from continuing operations
   before income taxes and minority interest          4,537               101              (77)           (404)         4,157
Income tax expense (benefit)                          1,775                63              --             (158)(c)      1,627
                                                                                                           (23)(d)
                                                                                                           (30)(e)
                                                      -----               ---              ----           -----         -----

Income (loss) from continuing operations
   before minority interest                           2,762                38              (77)           (193)         2,530
Minority interest                                      --                --                --              --            --
                                                      -----              ----              ----           -----         -----
Net income (loss) from continuing operations     $    2,762                38              (77)           (193)         2,530
                                                 ==========              ====              ====           =====         =====

Net income from continuing operations
   per common share
        Basic                                    $     0.54                                                              0.49
        Diluted                                  $     0.52                                                              0.47
Weighted average shares
        Basic                                     5,158,826                                                         5,158,826
        Diluted                                   5,360,215                                                         5,361,474


See accompanying notes to unaudited pro form condensed consolidated financial statements.

                       Linc Capital, Inc. and Subsidiaries
         Notes to Pro Forma Condensed Consolidated Financial Statements

Effective June 30, 1998, the Company acquired the assets and business of Spectra, the finance subsidiary of Spectra Precision, Inc. Spectra Precision, Inc. is an international manufacturer of laser-based leveling and alignment instruments, machine control systems, surveying instruments and software. The acquisition included all of the outstanding stock of Spectra Precision Credit Ltd., an affiliate of Spectra conducting business in the United Kingdom. Spectra provides leasing, financing, and rental services to direct sales offices and dealer/distributors of Spectra Precision's products. The consideration paid was $39,939,000, net of cash acquired, including the assumption of $3,458,000 of liabilities, plus future contingent consideration of up to $3,500,000. The fair value of assets purchased in the acquisition was $35,829,000. The acquisition has been accounted for using the purchase method of accounting.

The pro forma adjustments reflect the following:

(a) Represents the amortization of goodwill on a straight - line basis over 20 years.
(b) Represents the incremental interest expense on the funds borrowed to fund the acquisition of Spectra and Spectra Precision Credit, Ltd.
(c) Represents the tax effect of the pro forma adjustments using a statutory rate of 39%.
(d) Represents federal and state income tax expense adjustment on Spectra's historical income before provision for income taxes to a statutory rate of 39%.
(e) Represents income tax expense adjustment on Spectra Precision Leasing, Ltd.'s income before provision for income taxes using the statutory rate of 39%.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           LINC CAPITAL, INC.
Dated: September 14, 1998

                                           By: /s/ Allen P. Palles
                                               -------------------
                                               Allen P. Palles
                                               Executive Vice President
                                               and Chief Financial Officer
                                              (Principal  Financial
                                              and Accounting Officer)